Exhibit 10.5
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
PURSUANT TO THE
VISTRA CORP. 2016 OMNIBUS INCENTIVE PLAN

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Participant:

Grant Date:

Per Share Exercise Price: $_____

Number of Shares subject to this Option:

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    THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Vistra Corp., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Vistra Corp. 2016 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the NonQualified Stock Option provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time, unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a NonQualified Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.
3.Vesting and Exercisability.
(a)General. Subject to the provisions of Sections 3(b) to 3(e), the Option shall vest and become exercisable as follows, provided, that, the Participant has not incurred a Termination prior to each such vesting date:

Vesting Date	Percentage of Option Shares
First Anniversary of Grant Date Second Anniversary of Grant Date Third Anniversary of Grant Date	33.33% 33.33% 33.34%
There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date. Upon expiration of the Option, the Option shall be cancelled and no longer exercisable.
(b)Death or Disability. In the event of the Participant’s Termination by reason of death or Disability prior to the third anniversary of the Grant Date, the portion of the Option that would have vested pursuant to Section 3(a) above in the first twelve (12) months following such Termination will vest as of such Termination.
(c)Qualifying Termination. In the event of the Participant’s Termination by the Company without Cause, by the Participant for Good Reason, or due to the Company’s non-renewal of the term of the Employment Agreement (as defined below) (each, a “Qualifying Termination”), in each case, prior to the third anniversary of the Grant Date, subject to the Participant’s satisfaction of the Release Condition (as defined in the Employment Agreement) and continued compliance with Sections 6 and 7 of the Employment Agreement, the portion of the Option that would have vested pursuant to Section 3(a) above in the first twelve (12) months following such Qualifying Termination will vest as of such Qualifying Termination. For purposes of this Agreement, “Employment Agreement” means that certain employment agreement, by and between the Participant and the Company, dated as of [●].

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(d)Change in Control. Any unvested portion of the Option shall become fully vested upon the occurrence of a Qualifying Termination following a Change in Control, provided, that, the Participant has not incurred a Termination as of immediately prior to such Change in Control.
(e)Committee Discretion to Accelerate Vesting. In addition to the foregoing, the Committee may, in its sole discretion, accelerate vesting of the Option at any time and for any reason, subject to the terms and provisions of the Plan.
(f)Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the Option (whether or not vested) shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date.
(g)Treatment of Unvested Options upon Termination. Subject to this Section 3, any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
4.Exercise Following Termination. Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as follows:
(a)Termination Due to Death or Disability. In the event of the Participant’s Termination by reason of death or Disability, the vested portion of the Option shall remain exercisable until the earlier of (i) one (1) year from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3(f) hereof; provided, however, that in the case of a Termination due to Disability, if the Participant dies within such one (1)-year exercise period, any unexercised Option held by the Participant shall thereafter be exercisable by the legal representative of the Participant’s estate or the recipient of the unexercised Option by will or by the laws of descent and distribution, to the extent to which it was exercisable at the time of death, for a period of one (1) year from the date of death, but in no event beyond the expiration of the stated term of the Option pursuant to Section 3(f) hereof.
(b)Qualifying Termination. In the event of a Qualifying Termination, subject to the Participant’s continued compliance with Sections 6 and 7 of the Employment Agreement, the vested portion of the Option, including any portion that vests pursuant to Section 3(c) above, shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Qualifying Termination or, if the Participant is subject to Section 16 of the Exchange Act as of such Termination, one hundred eighty (180) days from the date of such Qualifying Termination and (ii) the expiration of the stated term of the Option pursuant to Section 3(f) hereof.
(c)Resignation without Good Reason; Participant Non-Renewal of Term. In the event of the Participant’s Termination by the Participant without Good Reason or due to the Participant’s non-renewal of the Employment Agreement term, the vested portion of the Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such Termination or, if the Participant is subject Section 16 of the Exchange Act as of such Termination, one

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hundred eighty (180) days from the date of such Termination and (ii) the expiration of the stated term of the Option pursuant to Section 3(f) hereof.
(d)Termination for Cause. In the event of the Participant’s Termination for Cause, the Participant’s entire Option (whether or not vested) shall terminate and expire upon such Termination. Additionally, during the first sixty (60) days following the Participant’s Termination for any reason other than Cause, the Company shall have the right to re-characterize such Termination as a Termination for Cause; upon such re-characterization, the entire outstanding Option will be forfeited.
5.Method of Exercise and Payment. Subject to Section 8 hereof, to the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 6.4(c) and 6.4(d) of the Plan.
6.Non-Transferability. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned, pledged, encumbered or otherwise disposed of or hypothecated in any way by the Participant (or any beneficiary of the Participant who holds the Option as a result of a Transfer by will or by the laws of descent and distribution), other than by testamentary disposition by the Participant or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the Option to be Transferred to a Family Member for no value, provided, that, such Transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such Transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that, the Option may not be subsequently Transferred other than by will or by the laws of descent and distribution or to another Family Member (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
7.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
8.Withholding of Tax. The Participant agrees and acknowledges that the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Option, and if the withholding requirement cannot be satisfied, the Company may otherwise refuse to issue or

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transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Without limiting the foregoing, the Committee may allow the Participant to satisfy the Participant’s income and employment taxes due upon exercise of the Option in any manner authorized by the Committee, including, without limitation, that the Company may withhold shares of Common Stock otherwise deliverable to the Participant hereunder, with such withholding not to exceed the withholding permitted by applicable accounting rules without adversely affecting accounting treatment.
9.Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
10.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
11.No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any or no reason and with or without Cause.
12.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
13.Compliance with Laws. The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

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14.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.
15.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
16.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
17.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
18.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
19.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
20.Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
VISTRA CORP.

Carrie Lee Kirby
Chief Administrative Officer

PARTICIPANT

Name:

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